Exhibit 99.1

CONFIDENTIALITY, ASSIGNMENT OF INVENTIONS, AND RESTRICTIVE COVENANT AGREEMENT

This CONFIDENTIALITY, ASSIGNMENT OF INVENTIONS, AND RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is entered by and between Carvana, LLC (the “Company”), and Ernest C. Garcia, III (“Garcia”) (collectively, the “Parties”).

RECITALS

A. Company and Garcia acknowledge that during the course of Garcia’s employment and service as a director with the Company and its related companies and Subsidiaries (collectively, the “Carvana Companies” and individually a “Carvana Company”), Garcia will come to possess, and will help Company develop, valuable proprietary information, trade secrets, and other confidential information belonging to Company and will be instrumental to the development and/or maintenance of goodwill with Company’s customers, business partners and employees.

B. Company and Garcia acknowledge that such proprietary information, trade secrets, confidential information, and goodwill are valuable assets of Company and Company has a legitimate interest in protecting itself from disclosure or misappropriation of such information and from interference with its goodwill relationships with its customers, business partners and employees.

C. Company and Garcia agree that for purposes of protecting Company from disclosure or misappropriation of Company’s proprietary information, trade secrets, and other confidential information and protecting its goodwill relationships with its clients and employees, it shall be a condition to Company’s continued employment of Garcia that Garcia execute and deliver this Agreement.

NOW, THEREFORE, in consideration of Garcia’s employment and other mutual covenants set forth herein, the parties agree as follows:

AGREEMENT

1. At-Will. The employment arrangement between Garcia and Company and the Garcia’s service as director for any Carvana Company shall be at-will. Either Company or Garcia may terminate the relationship at any time, with or without notice, for any or no reason.

2. Ability to Provide Services. Company is entering into this Agreement with Garcia with the understanding that (a) Garcia is free to enter into this Agreement with Company; and (b) only Company is entitled to benefit from Garcia’s work pursuant to this Agreement. Company has no interest in using any Person’s (as defined below) patents, copyrights, trade secrets, or trademarks in an unlawful manner. Garcia shall not misapply or use proprietary rights that Company has no right to use.

3. Ownership of Intellectual Property.

(a) Any Intellectual Property made, conceived, developed, or reduced to practice, or caused to be made, conceived, developed, or reduced to practice, by Garcia, alone or in conjunction with others, during the term of Garcia’s employment with Company will be deemed to have been made or developed by Garcia solely for the benefit of Company, will be held in trust for the exclusive use and benefit of Company, and will be the sole and exclusive property of Company. Garcia will not, either during the term of Garcia’s employment or at any time after termination of such employment, use or disclose to any third party such Intellectual Property, except as expressly authorized by Company in writing. While employed by Company, Garcia is permitted to use Intellectual Property for the benefit of Company, provided such use is reasonably within the scope of Garcia’s duties with Company, unless or until such authorization is revoked or rescinded by the General Counsel of Company.

(b) Garcia agrees to make prompt and full disclosure to Company or its nominee of all Intellectual Property described in this Section 3.

(c) Garcia agrees to assign, and does hereby assign, to Company all right, title, and interest in and to any such Intellectual Property, including, without limitation, any “moral” rights which Garcia may have therein under any copyright law or other similar law, and further agrees, during the term of Garcia’s employment and at any time after termination of such employment, at Company’s request and expense, to review, execute, acknowledge, and deliver any and all papers necessary to secure legal protection for Company therefore in any country in the world, including, but not limited to, applications for patents, trademarks, service markets, and copyrights, and to execute any oath or declaration and verify any document in connection with carrying out the terms of this Agreement. In the event Company is unable for any reason whatsoever to secure the signature of Garcia to any lawful and necessary documents required, including those necessary for the assignment of, application for, or prosecution of any United States or foreign applications for letters patent or copyright, Garcia hereby irrevocably designates and appoints Company and its duly authorized officers and agents as agent and attorney in fact, to act for and in Garcia’s behalf and stead to execute and file any such application and to do all other lawfully permitted acts to further the assignment, prosecution, and issuance of letters patent or copyright thereon with the same legal force and effect as if executed by Garcia. Garcia hereby waives and quitclaims to Company any and all claims of any nature whatsoever which Garcia may now have or may hereafter have for infringement of any patent or copyright resulting from any such application.

(d) Garcia agrees that any copyrights in work produced by Garcia during the term of Garcia’s employment by Company, which relate to past, present or foreseeable business, products, developments, technology or activities of Company shall be considered a “work for hire” and shall belong solely to Company.

(e) As used herein, “Intellectual Property” means any and all Inventions (as defined below), Works of Authorship (as defined below), trade secrets, trademarks, patents, patentable subject matter irrespective of whether a patent application has been filed, mask works, copyrights, and any other intellectual property conceived, created, developed, discovered, or reduced to practice while Garcia is employed by Company, and that (i) relate directly or indirectly to the business of Company or to the actual or demonstrably anticipated research or development of Company, (ii) result from or are suggested by any work assigned to or performed by Garcia for Company, or (iii) are used to develop or improve any Company equipment, supplies, facility, product, software, service, or trade secret, whether or not such Intellectual Property is developed entirely on Garcia’s own time and with or without use of Company property; “Invention(s)” means any and all discoveries, improvements, ideas, concepts, creative works, and designs, whether or not in writing or reduced to practice, and whether or not they are patentable, including, but not limited to, processes, methods, formulas, and techniques and know-how; and “Works of Authorship” means those works fixed in any tangible medium of expression from which they can be perceived, reproduced, or otherwise communicated, either directly or with the aid of a machine or device, whether or not they are copyrightable.

4. Covenants.

(a) Confidentiality of Confidential Information and Trade Secrets.

(i) Except as provided below, during Garcia’s employment with Company, and during the Reasonable Duration thereafter, Garcia will (A) hold in trust, keep confidential, and not divulge, furnish, sell, or make accessible to any Person any Confidential Information or Trade Secrets, and (B) use the Confidential Information and Trade Secrets solely for the purpose of performing Garcia’s duties of employment and not for Garcia’s own benefit or the benefit of any other Person. Garcia is not permitted to access any Company information, including but not limited to Confidential Information and Trade Secrets, unless Garcia has been authorized and directed to access such information by Company, or Garcia has a direct business need to access such information in the furtherance of Garcia’s job duties. Garcia further agrees to take all reasonable actions to assure proper precautions have been taken to prevent unauthorized access to, the disclosure of, or the loss or destruction of Confidential Information and Trade Secrets.

(ii) Garcia shall be permitted to disclose Confidential Information or Trade Secrets to the extent, but only to the extent, (A) Company provides its express prior written consent to such disclosure; (B) necessary to perform the duties of Garcia’s employment; or (C) required by law; provided, that prior to making any disclosure of Confidential Information or Trade Secret (whether pursuant to a deposition, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand, or other similar process), Garcia must notify Company of Garcia’s intent to make such disclosure, so that Company may seek a protective order or other appropriate remedy and may participate with Garcia in determining the amount and type of Confidential Information or Trade Secrets, if any, which must be disclosed in order to comply with applicable law.

(iii) Limited Exceptions. There are limited exceptions to the above requirement if Garcia is providing information to government agencies—such as the Equal Employment Opportunity Commission, National Labor Relations Board, the Occupational Safety and Health Administration (or its state equivalent), and the Securities and Exchange Commission. This Agreement does not limit Garcia’s ability to communicate with any government agencies regarding matters within their jurisdiction or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to Company. Nothing in this Agreement shall prevent Garcia from the disclosure of Confidential Information or Trade Secrets that: (A) is made: (I) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (II) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In the event that Garcia files a lawsuit alleging retaliation by Company for reporting a suspected violation of law, Garcia may disclose Confidential Information or Trade Secrets related to the suspected violation of law or alleged retaliation to Garcia’s attorney and use the Confidential Information or Trade Secrets in the court proceeding if Garcia or Garcia’s attorney: (i) files any document containing Confidential Information or Trade Secrets under seal; and (ii) does not disclose the Confidential Information or Trade Secrets, except pursuant to court order. Company provides this notice in compliance with the Defend Trade Secrets Act of 2016.

(iv) Promptly after termination of Garcia’s employment with Company, or at any time upon request by Company, Garcia shall return to Company all Company property, including but not limited to any Confidential Information and Trade Secrets which are in tangible form and which is then in Garcia’s possession. Garcia further agrees that, at the request of Company, Garcia will execute a written statement certifying that Garcia has complied with the requirements of this Section 4(a)(iv).

(v) As used herein;

“Person” means any corporation, partnership, limited liability company, association, organization, group, trust, estate, firm, individual, or other legal entity;

“Confidential Information” means all information concerning or related to the business, operations, financial condition, customers, or prospects of Company that is not known by, or readily available to the public (whether prepared by Company, its advisors or otherwise; regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form), and shall specifically include (without limitation) the following non-public information and documents: (A) Company’s trade secrets, processes, techniques, methods, ideas, and know-how; (B) Company’s specialized or unique technology; pricing; advertising and marketing strategies; financial statements; audit reports; budgets; business methods; and business plans or forecasts; (C) analyses, compilations, forecasts, data and/or market studies, notes, translations, or memoranda or other documents or materials containing, based on, generated or derived from, in whole or in part, any Confidential Information (whether prepared by Company, Garcia or a third party); (D) Company’s client preferences and historical services provided to clients; (E) Company’s vendor agreements and pricing; (F) Company’s referral sources and agreements relating thereto; (G) Company’s licenses and licensees, and agreements relating thereto; (H) Company’s methods, procedures, and strategies utilized in identifying prospective clients, referral sources, and suppliers and in soliciting the business thereof, and in marketing, pricing, applying and delivering the products and services of Company; (I) information from Company’s clients that has been designated and/or treated as confidential by such clients and that has been entrusted to Garcia and/or Company as confidential; and (J) any third-party manufacturer information that is subject to a non-disclosure agreement between Company and the manufacturer. Confidential Information is confidential regardless of its form, and whether or not it is marked as “confidential” or “proprietary.”

“Confidential Information” will not include information that (I) is or becomes part of the public domain through no fault of Garcia; (II) is already known to Garcia and has been identified by Garcia to Company in writing prior to the commencement of Garcia’s employment with Company; or (III) is subsequently lawfully received by Garcia from a third party not subject to confidentiality restrictions.

“Reasonable Duration” with regard to the Trade Secrets, means the duration of the obligations and duties under this Agreement shall remain in effect as long as the information constitutes a trade secret under applicable law. With regard to Confidential Information, “Reasonable Duration” means that the obligations and duties under this Agreement shall remain in effect so long as Company treats the information as confidential and/or is obligated to treat the information as confidential. In the event something qualifies as both a Trade Secret and Confidential Information, the obligations and duties under this Agreement shall remain in effect for the longer of the period of time the information constitutes a trade secret under applicable law or the period of time Company treats the information as confidential. If Garcia has any questions regarding whether any information, document, or other Company property is considered Confidential Information or a Trade Secret, Garcia must consult with Company’s General Counsel in writing before taking any action that may be in violation of this Agreement.

“Trade Secrets” means information, including a formula, pattern, compilation, program, device, method, technique or process, that: (A) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets may be developed by Company and/or made known to or acquired by Company from an affiliate, parent company, subsidiary, division, Garcia, contractor, staff member, officer, board member, manager, agent of Company, third party, or client.

(b) Non-Competition. During the term of Garcia’s employment with Company or service as director of any Carvana Company and during the Non-Competition Term thereafter, Garcia will not, directly or indirectly, (i) engage in a Competing Business within the Restricted Territory, or (ii) own, be employed by, provide financing to, consult with or otherwise render services to (whether as an officer, director, employee, equity holder, consultant, proprietor or otherwise) a Competing Business within the Restricted Territory. Notwithstanding any provision of this Agreement to the contrary, the parties agree that any investments communicated in writing by Garcia and agreed to by the company prior to the date hereof will not be in violation of this Agreement or any other agreement with any Carvana Company. Nor shall any ownership interest in any publicly traded equity or debt issuance constitute a violation of this Agreement.

(i) As used herein:

“Competing Business” means any business or enterprise that is engaged in the sale, purchase and/or delivery of automobiles and other products, services and all other activities conducted by the Carvana Companies which are ancillary to the online sale, purchase and/or delivery of automobiles, including the online financing of automobiles or brokering automotive sales or transporting vehicles.

“Non-Competition Term” means the eighteen (18) month period commencing on the date on Garcia’s Termination Date; provided, however, that if (and only if) required by a court of competent jurisdiction or arbitrator in order for the provisions of this section to remain valid and enforceable against Garcia, “Non-Competition Term” means the nine (9) month period commencing on Garcia’s Termination Date.

“Restricted Territory” means any Metropolitan Statistical Area (as defined by the U.S. Census Bureau) in which any Carvana Company has a business location as of the Termination Date or in which, as of the Termination Date, any Carvana Company is engaged in real estate site selection.

“Termination Date” means the later of the date on which (A) Garcia’s employment with Company is terminated by either Company or Garcia, for any reason or no reason and (B) Garcia’s service as a director of any Carvana Company is terminated by either a Carvana Company or Garcia, for any reason or no reason.

(c) Nonsolicitation; Noninterference.

(i) During Garcia’s service as an employee or director for any Carvana Company and for a period of twelve (12) months after any Termination Date, Garcia shall not individually or on behalf of any other person, hire any person that is, or was during the twelve-month period immediately prior to Garcia’s Termination Date, a customer, supplier or other business relation of any Carvana Company, or induce such person to cease, reduce or suspend doing business with any Carvana Company or hire or retain any such customer, supplier or other business relation or take any action to materially assist or aid any other Person in identifying, hiring or soliciting any such customer, supplier or other business relation.

(ii) During Garcia’s service as an employee or director of any Carvana Company and for a period of twelve (12) months after any Termination Date, Garcia shall not, directly or indirectly, individually or an behalf of any other Person, solicit, aid or induce any advisor, consultant, employee, representative or agent of any Carvana Company to leave such employment or retention or to accept employment with or render services to or with any other Person unaffiliated with the Carvana Companies, or hire or retain any such advisor, consultant, employee, representative or agent, or take any action to materially assist or aid any other Person in identifying, hiring or soliciting any such employee, representative or agent. Any person described in this paragraph (c)(ii) shall be deemed covered by this paragraph (c)(ii) while so employed or retained and for a period of twelve (12) months thereafter.

(d) Nondisparagement. Garcia agrees not to make negative comments or otherwise disparage any of the Carvana Companies or any of their respective partners, members, officers, directors, managers, employees, shareholders, agents or products other than in the good faith performance of Garcia’s duties to the Carvana Companies during his service as an employee, officer, director or consultant for any Carvana Company. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).

5. Representations, Warranties and Covenants of Garcia. Garcia hereby represents and warrants to, and covenants with, Company as follows:

(a) Garcia has the full legal right and power and all authority required to enter into and to perform according to the terms of this Agreement. This Agreement is duly and validly executed and delivered by Garcia, and constitutes legal, valid and binding obligations of Garcia enforceable against Garcia in accordance with its terms.

(b) The execution, delivery and performance of this Agreement by Garcia do not and will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement or other instrument or other understanding to which Garcia is a party or by which any property or asset of Garcia is bound or affected, or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Garcia is subject, or by which any property or asset of Garcia is bound or affected.

(c) All work produced by Garcia hereunder will be originally created by Garcia, and will not (and will not when used by Company for any purpose) infringe, or otherwise violate or misappropriate any patent, copyright, trade secret, trademark or other intellectual property or proprietary right held by any Person. Without the express written permission of Company, Garcia will not incorporate into the work produced hereunder any third party product, software, or other materials for which the intellectual property rights are not owned solely by Garcia. Garcia has not previously granted and will not grant any rights in the work produced hereunder or the Intellectual Property that are inconsistent with the rights granted to Company herein.

6. Adequate Opportunity To Review; Reasonableness of Covenants. Garcia has carefully read and considered this Agreement, including all restrictive covenants, all provisions relating to confidentiality, and all duties imposed upon Garcia. Garcia acknowledges that Garcia understands and has had the opportunity to review this Agreement with counsel of Garcia’s own choosing. Garcia acknowledges and agrees that Garcia is responsible for building and maintaining business relationships and goodwill with current and future employees, clients, payors, vendors, and suppliers on behalf of Company. Garcia has and/or will have the opportunity to work with clients and/or on client accounts or projects that Garcia would not otherwise have had access to without the benefit of Company’s established relationships and reputation. Garcia represents and warrants to Company that (a) all provisions contained in this Agreement are fair, reasonable, and reasonably required for the protection of Company’s business interests, (b) valid consideration has been received therefore, and (c) Garcia’s experience and capabilities are such that the provisions of this Agreement will not prevent Garcia from earning an adequate livelihood for Garcia and his family.

7. Extension of Time for Breach. If Garcia is in breach of any of the provisions of Section 3 or 4 above, then the time periods set forth in such provisions will be extended by the length of time during which Garcia is in breach of any of such provisions.

8. Miscellaneous.

(a) Recitals. The Recitals are hereby incorporated herein.

(b) Counterparts; Facsimile. This Agreement may be executed simultaneously in one or more counterparts, but all such counterparts taken together will constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or .pdf delivered via email will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.

(c) Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior and contemporaneous written and oral agreements, representations and communications between the parties relating to such transactions. This Agreement may be amended, supplemented, or otherwise modified only by a writing signed by both of the parties, and any such amendment shall be effective only to the extent specifically set forth in such writing.

(d) Equitable Relief. Garcia acknowledges and agrees that Company would be irreparably damaged in the event that any of the provisions of this Agreement are not performed by Garcia in accordance with their specific terms or are otherwise breached, and that money damages cannot be easily and fairly quantified at this time and, accordingly, would not be a sufficient remedy for such breach. Garcia agrees that Company will be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach, without any requirement to post bond or other security or to prove actual damage or harm. Such remedies shall not be deemed to be the exclusive remedies for any such breach but shall be in addition to all other remedies available at law or in equity.

(e) Governing Law; Attorneys’ Fees. This Agreement is governed by, and shall be construed and enforced in accordance with, the laws of the State of Arizona, without giving effect to any conflict of laws rules. If any lawsuit or any arbitration is brought in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, accounting fees, and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled. The phrase “prevailing party” means the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default, judgment, or otherwise.

(f) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g) Successors and Assigns. Garcia may not assign Garcia’s rights or delegate or cause to be assumed Garcia’s obligations hereunder without the prior written consent of Company. Any attempted assignment, delegation or assumption not in accordance with this section shall be null and void and of no force or effect whatsoever. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Any successor to Company, whether by merger, sale of all or substantially all of Company’s assets or stock, or otherwise, is an intended third party beneficiary of this Agreement with the same rights to enforce this Agreement as Company.

(h) Survival. This Agreement shall survive any termination of Garcia’s employment with Company.

(i) Waivers. The due performance or observance by the parties of their respective obligations under this Agreement shall not be waived, and the rights and remedies of the parties hereunder shall not be affected, by any course of dealing or performance or by any delay or failure of any party in exercising any such right or remedy. The due performance or observance by a party of any of its obligations under this Agreement may be waived only by a writing signed by the party against whom enforcement of such waiver is sought, and any such waiver shall be effective only to the extent specifically set forth in such writing.

IN WITNESS WHEREOF, Garcia and Company have approved and executed this Agreement as of the date set forth below.

CARVANA, LLC		GARCIA

Signature:	/s/ Paul Breaux	Signature:	/s/ Ernest C. Garcia, III
Name:	Paul Breaux, General Counsel	Name:	Ernest C. Garcia, III
Date:	10/31/18	Date:	11/1/18